Exhibit 99.1

CNX Resources Corporation Announces Final Results and Expiration of Tender Offer for its 7.250% Senior Notes due 2027

PITTSBURGH, February 19, 2024 – CNX Resources Corporation (NYSE: CNX) (“CNX”) today announced the final results and expiration of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of the $350 million aggregate principal amount outstanding of its 7.250% Senior Notes due 2027 (the “2027 Notes”). As of 5:00 p.m., New York City time, on February 16, 2024, the expiration time for the Tender Offer (the “Expiration Time”), CNX had received tenders for an aggregate principal amount of $312,227,000 of the outstanding 2027 Notes, or 89.21% of the aggregate principal amount of 2027 Notes outstanding. These amounts exclude any 2027 Notes that may be tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase and the Notice of Guaranteed Delivery (each as defined below).

The Tender Offer was made pursuant to the terms and conditions contained in the Offer to Purchase, dated February 12, 2024 (the “Offer to Purchase”), and the related notice of guaranteed delivery for the Tender Offer (the “Notice of Guaranteed Delivery”).

In accordance with the terms of the Tender Offer, CNX will pay the purchase price (the “Purchase Price”) for the 2027 Notes validly tendered prior to the Expiration Time or pursuant to the Notice of Guaranteed Delivery on February 23, 2024 (the “Settlement Date”). The Purchase Price to be paid for the 2027 Notes is $1,018.97 for each $1,000 principal amount of the 2027 Notes validly tendered and accepted for purchase pursuant to the Tender Offer, plus accrued and unpaid interest on the 2027 Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the Settlement Date. For avoidance of doubt, interest on the 2027 Notes will cease to accrue on the Settlement Date for all 2027 Notes accepted in the Tender Offer. All 2027 Notes purchased on the Settlement Date will subsequently be retired.

Concurrently with the commencement of the Tender Offer, CNX issued a conditional notice, pursuant to the indenture governing the 2027 Notes, to redeem (the “Redemption”) all 2027 Notes not purchased in the Tender Offer, at a redemption price of 101.813% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date of March 14, 2024 (the “redemption date”). The Redemption is conditioned on the closing of CNX’s contemporaneous offering of new senior notes (the “new notes offering”) and its receipt of net proceeds from such offering, and there can be no assurance the Redemption will be completed. The Redemption may be terminated and the redemption notice may be rescinded in the event such conditions shall not have been satisfied by the redemption date.

CNX retained J.P. Morgan Securities LLC to serve as the Lead Dealer Manager and TD Securities (USA) LLC to serve as the Dealer Manager for the Tender Offer. Global Bondholder Services Corporation served as the tender agent and information agent for the Tender Offer.

CNX Resources Corporation (NYSE: CNX) is a premier, ultra-low carbon intensive natural gas development, production, midstream, and technology company centered in Appalachia, one of the most energy abundant regions in the world. With the benefit of a 160-year regional legacy, substantial asset base, leading core operational competencies, technology development and innovation, and astute capital allocation methodologies, we responsibly develop our resources and deploy free cash flow to create long-term per share value for our shareholders, employees, and the communities where we operate. As of December 31, 2023, CNX had 8.74 trillion cubic feet equivalent of proved natural gas reserves.

Cautionary Statements:

This press release does not constitute an offer to purchase or the solicitation of an offer to sell any 2027 Notes in the Tender Offer, nor does it constitute a notice of redemption under the indenture governing the 2027 Notes. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with the new notes offering, nor shall there be any sale of the securities issued in such offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” “will,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, including those relating to the Tender Offer, the new notes offering and the Redemption, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the factors discussed in our 2023 Annual Report on Form 10-K under “Risk Factors,” which is on file at the U.S. Securities and Exchange Commission.